NEWS RELEASE

CONTACTS

Investor Contact Mary Lai	Media Contact Spring Harris
NortonLifeLock Inc.	NortonLifeLock Inc.
IR@NortonLifeLock.com	Press@NortonLifeLock.com

NortonLifeLock Delivers Double-Digit Growth in Q3 Fiscal 2022
Narrows fiscal 2022 annual guidance to the high end
Driving the Avast merger to a close date in Q4 FY22

TEMPE, Ariz. – February 3, 2022 – NortonLifeLock Inc. (NASDAQ: NLOK), a global leader in consumer Cyber Safety, today released results for its fiscal year 2022 third quarter which ended December 31, 2021.

Q3 GAAP Financial Results YoY
Q3 GAAP revenue was $702 million, up 10% in USD. Q3 GAAP diluted EPS from continuing operations was $0.34, up 17%. Q3 GAAP operating margin was 43.0%, down 80 basis points. Q3 operating cash flow was $330 million, up 13%.

Q3 Non-GAAP Financial Highlights and Commentary YoY
•Revenue of $704 million, up 10% in USD and 12% in CC
•Diluted EPS of $0.44, up 16%
•Operating margin was 52.8%, up 180 bps
•Bookings of $752 million, up 10% in USD and 11% in CC
•Direct customer count of 23.4 million, up 2.4 million
•Free cash flow of $328 million, up 13%

“Our strategy is clear, and it’s working,” said Vincent Pilette, CEO of NortonLifeLock. “We have consistently executed as a team and we can see that people, more than ever before, need a partner to help them safely lead their digital lives. Now, as we get closer to combining with Avast, we can’t wait to get started on accelerating our pace of innovation and expanding our global reach. We will not rest until we bring Cyber Safety to everyone.”
“We delivered double-digit revenue and bookings growth, and nine consecutive quarters of sequential customer growth,” said Natalie Derse, CFO of NortonLifeLock. “We continue to build on our track record of strong execution, supported by our healthy balance sheet and robust cash flow generation.”

Narrowing Full Year Non-GAAP Fiscal 2022 Guidance to the High End
•Revenue expected to be in the range of $2,795 to $2,805 million, translating to approximately 10% growth YoY in constant currency (vs. original range of 8 to 10%+)
•EPS expected to be in the range of $1.73 to $1.75 (vs. original range of $1.65 to $1.75)

Update on NortonLifeLock and Avast Merger
We currently believe that it is possible to accelerate the timeline for closing of the Merger from the original expectation of mid-calendar year 2022. Although the Merger remains subject to the satisfaction or waiver by NortonLifeLock of the remaining regulatory conditions, our current expectation for the closing date is February 24, 2022.

This timeline may be subject to change, and further information will be set out in an announcement to be published in the UK at around 11 p.m. PT on February 3, 2022 (2 a.m. ET / 7 a.m. UK on February 4, 2022) and will be made available on NortonLifeLock’s IR website promptly thereafter.

Quarterly Cash Dividend
NortonLifeLock’s Board of Directors has declared a quarterly cash dividend of $0.125 per common share to be paid on March 16, 2022, to all shareholders of record as of the close of business on February 22, 2022.

Q3 Earnings Conference Call
Fiscal 2022 Q3 Earnings Call
February 3, 2022
2 p.m. PT / 5 p.m. ET

Webcast & Dial-In: Investor.NortonLifeLock.com (Replay will be posted after the call).

For additional details regarding NortonLifeLock’s results and outlook, please see the Financials section of the Investor Relations website at Investor.NortonLifeLock.com.

About NortonLifeLock Inc.
NortonLifeLock Inc. (NASDAQ: NLOK) is a global leader in consumer Cyber Safety, protecting and empowering people to live their digital lives safely. We are the consumer’s trusted ally in an increasingly complex and connected world. Learn more about how we’re transforming Cyber Safety at www.NortonLifeLock.com.

Forward-Looking Statements
This press release contains statements which may be considered forward-looking within the meaning of the U.S. federal securities laws. In some cases, you can identify these forward-looking statements by the use of terms such as “expect,” “will,” “continue,” or similar expressions, and variations or negatives of these words, but the absence of these words does not mean that a statement is not forward-looking. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including, but not limited to: the statements under “Narrowing Full Year Non-GAAP Fiscal 2022 Guidance to the High End,” including expectations relating to full year non-GAAP revenue growth and non-GAAP EPS; expectation as to satisfaction or waiver of any regulatory conditions and any risks associated therewith; and any statements of assumptions underlying any of the foregoing. These statements are subject to known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to differ materially from results expressed or implied in this press release. Such risk factors include, but are not limited to, those related to: the current and future impact of the COVID-19 pandemic on the Company’s business and industry; retention of executive leadership team members; difficulties in improving sales and product development during leadership transitions; difficulties in executing the operating model for the consumer cyber safety business; lower than anticipated returns from the Company's investments in direct customer acquisition; the impact of acquisitions and our ability to achieve expected synergies or attendant cost savings; difficulties and delays in reducing run rate expenses and monetizing underutilized assets; general business and economic conditions; matters arising out of our completed Audit Committee investigation and the ongoing U.S. Securities and Exchange Commission investigation; fluctuations and volatility in NortonLifeLock’s stock price; the ability of NortonLifeLock to successfully execute strategic plans; the ability to maintain customer and partner relationships; the ability of NortonLifeLock to achieve its cost and operating efficiency goals; the anticipated growth of certain market segments; NortonLifeLock’s sales and business strategy; fluctuations in tax rates and foreign currency exchange rates; the potential for corporate tax increases under the Biden Administration; the timing and market acceptance of new product releases and upgrades; and the successful development of new products and the degree to which these products gain market acceptance. Additional information concerning these and other risk factors is contained in the Risk Factors sections of NortonLifeLock’s most recent reports on Form 10-K and Form 10-Q. NortonLifeLock assumes no obligation, and does not intend, to update these forward-looking statements as a result of future events or developments.

Use of Non-GAAP Financial Information
We use non-GAAP measures of operating margin, net income and earnings per share, which are adjusted from results based on GAAP and exclude certain expenses, gains and losses. We also provide the non-GAAP metrics of revenues, constant currency revenues, and free cash flow, which is defined as cash flows from operating activities, less purchases of property and equipment. These non-GAAP financial measures are provided to enhance the user’s understanding of our past financial performance and our prospects for the future. Our management team uses these non-GAAP financial measures in assessing NortonLifeLock’s performance, as well as in planning and forecasting future periods. These non-GAAP financial measures are not computed according to GAAP and the methods we use to compute them may differ from the methods used by other companies. Non-GAAP financial measures are supplemental, should not be considered a substitute for financial information presented in accordance with GAAP and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP. Readers are encouraged to review the reconciliation of our non-GAAP financial measures to the comparable GAAP results, which is attached to our quarterly earnings release, and which can be found, along with other financial information including the Earnings Presentation, on the investor relations page of our website at Investor.NortonLifeLock.com. No reconciliation of the forecasted range for non-GAAP EPS guidance is included in this release because most non-GAAP adjustments pertain to events that have not yet occurred. It would be unreasonably burdensome to forecast, therefore we are unable to provide an accurate estimate.

UK Takeover Code: Profit Forecast

UK Takeover Code

On August 10, 2021, the boards of NortonLifeLock Inc. (“NortonLifeLock”) and Avast plc (“Avast”) announced that they had reached agreement on the terms of a recommended merger of Avast with NortonLifeLock, in the form of a recommended offer by Nitro Bidco Limited, a wholly-owned subsidiary of NortonLifeLock, for the entire issued and to be issued share capital of Avast (the “Merger”). The Merger is governed by the UK’s City Code on Takeovers and Mergers (the “UK Takeover Code”). In accordance with the rules of the UK Takeover Code, NortonLifeLock is required to publish certain confirmations in connection with the information set out in this press release. These confirmations are set out below.

NortonLifeLock Profit Forecast

The following statement regarding NortonLifeLock’s earnings per share (“EPS”) in this press release (the “NortonLifeLock Profit Forecast”) constitutes an ordinary course profit forecast for the purposes of Rule 28.1(a) and Note 2(b) on Rule 28.1 of the UK Takeover Code:
•“Narrowing Full Year Non-GAAP Fiscal 2022 Guidance to the High End … EPS expected to be in the range of $1.73 to $1.75 (vs. original range of $1.65 to $1.75)”

References to “GAAP” in the NortonLifeLock Profit Forecast are to U.S. GAAP, being the accounting policies applied in the preparation of NortonLifeLock’s annual results for the year ended April 2, 2021.

Basis of preparation

The NortonLifeLock Profit Forecast has been prepared on a basis consistent with NortonLifeLock’s accounting policies, as summarized in the paragraph entitled “Use of Non-GAAP Financial Information” above. The NortonLifeLock Profit Forecast excludes any transaction costs attributable to the Merger or any other associated accounting impacts as a direct result of the Merger.

As noted in the paragraph entitled “Update on NortonLifeLock and Avast Merger,” NortonLifeLock currently believes that it may be possible to accelerate the timeline for closing of the Merger from the original expectation of mid-calendar year 2022. The currently anticipated closing date, subject to the satisfaction or, if applicable, waiver by NortonLifeLock of each of the relevant regulatory conditions, is February 24, 2022. However, the NortonLifeLock Profit Forecast assumes that completion has not occurred by April 1, 2022 in order for NortonLifeLock shareholders to assess the performance of NortonLifeLock on a standalone basis.

Assumptions

The NortonLifeLock Profit Forecast is based on the assumptions listed below.

Factors outside the influence or control of the NortonLifeLock Directors:

•There will be no material changes to existing prevailing macroeconomic or political conditions in the markets and regions in which NortonLifeLock operates.
•There will be no material changes to the conditions of the markets and regions in which NortonLifeLock operates or in relation to customer demand or the behavior of competitors in those markets and regions.
•The interest, inflation and tax rates in the markets and regions in which NortonLifeLock operates will remain materially unchanged from the prevailing rates.
•There will be no material adverse events that will have a significant impact on NortonLifeLock’s financial performance.
•There will be no material adverse events that will have a significant impact on the timing and market acceptance of new product releases and upgrades by NortonLifeLock.
•There will be no business disruptions that materially affect NortonLifeLock or its key customers, including natural disasters, acts of terrorism, cyber-attack and/or technological issues or supply chain disruptions.
•There will be no material changes to foreign exchange rates that will have a significant impact on NortonLifeLock’s revenue or cost base.
•There will be no material changes in legislation or regulatory requirements impacting NortonLifeLock’s operations or its accounting policies.
•There will be no new material litigation and no unfavorable resolutions of existing material litigation in relation to any of NortonLifeLock’s operations.
•The announcement of the Merger will not have any material impact on NortonLifeLock’s ability to negotiate new business.

Factors within the influence and control of the NortonLifeLock Directors:

•There will be no material change to the present executive management of NortonLifeLock.
•There will be no material change in the operational strategy of NortonLifeLock.
•There will be no material adverse change in NortonLifeLock’s ability to maintain customer and partner relationships.
•There will be no material acquisitions or disposals.
•There will be no material strategic investments over and above those currently planned.
•There will be no material change in the dividend or capital policies of NortonLifeLock.
•There will be no unexpected technical or network issues with products or processes.

NortonLifeLock Directors’ confirmation

With the consent of Avast, the Panel on Takeovers and Mergers has granted a dispensation from the UK Takeover Code requirement for NortonLifeLock’s reporting accountants and financial advisers to prepare reports in respect of the NortonLifeLock Profit Forecast.

The NortonLifeLock Directors have considered the NortonLifeLock Profit Forecast and confirm that it has been properly compiled on the basis of the assumptions set out in this press release and that the basis of the accounting used is consistent with NortonLifeLock’s accounting policies.

No profit forecasts or estimates
The NortonLifeLock Profit Forecast is a profit forecast for the purposes of Rule 28 of the UK Takeover Code.

Other than in respect of the NortonLifeLock Profit Forecast, no statement in this press release is intended as, or is to be construed as, a profit forecast or estimate for any period and no statement in this press release should be interpreted to mean that earnings or earnings per ordinary share for the current or future financial years would necessarily match or exceed the historical published earnings or earnings per ordinary share.

For the purposes of Rule 28 of the UK Takeover Code, the NortonLifeLock Profit Forecast contained in this press release is the responsibility of NortonLifeLock and the NortonLifeLock Directors.

Publication on website
A copy of this press release will be made available on NortonLifeLock’s website (at https://investor.nortonlifelock.com/) by no later than 12 noon London time on the business day following the date of this press release. Neither the contents of that website nor the content of any other website accessible from hyperlinks on such website is incorporated into, or forms part of, this press release.

NORTONLIFELOCK INC.
Condensed Consolidated Balance Sheets
(Unaudited, in millions)

	December 31, 2021	April 2, 2021
ASSETS
Current assets:
Cash and cash equivalents	$1,771	$933
Short-term investments	10	18
Accounts receivable, net	113	117
Other current assets	205	237
Assets held for sale	58	233
Total current assets	2,157	1,538
Property and equipment, net	63	78
Operating lease assets	80	76
Intangible assets, net	1,054	1,116
Goodwill	2,876	2,867
Other long-term assets	643	686
Total assets	$6,873	$6,361
LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities:
Accounts payable	$83	$52
Accrued compensation and benefits	80	107
Current portion of long-term debt	1,086	313
Contract liabilities	1,209	1,210
Current operating lease liabilities	20	26
Other current liabilities	405	428
Total current liabilities	2,883	2,136
Long-term debt	2,757	3,288
Long-term contract liabilities	48	55
Deferred income tax liabilities	137	137
Long-term income taxes payable	1,012	1,119
Long-term operating lease liabilities	81	66
Other long-term liabilities	53	60
Total liabilities	6,971	6,861
Total stockholders’ equity (deficit)	(98)	(500)
Total liabilities and stockholders’ equity (deficit)	$6,873	$6,361

NORTONLIFELOCK INC.
Condensed Consolidated Statements of Operations
(Unaudited, in millions, except per share amounts)

	Three Months Ended		Nine Months Ended
	December 31, 2021	January 1, 2021	December 31, 2021	January 1, 2021
Net revenues	$702	$639	$2,080	$1,879
Cost of revenues	105	87	307	263
Gross profit	597	552	1,773	1,616
Operating expenses:
Sales and marketing	160	140	466	428
Research and development	60	71	194	199
General and administrative	42	42	150	163
Amortization of intangible assets	21	18	63	54
Restructuring, transition and other costs	12	1	24	142
Total operating expenses	295	272	897	986
Operating income	302	280	876	630
Interest expense	(32)	(32)	(95)	(109)
Other income (expense), net	(9)	5	165	62
Income (loss) from continuing operations before income taxes	261	253	946	583
Income tax expense (benefit)	59	80	230	95
Income (loss) from continuing operations	202	173	716	488
Income (loss) from discontinued operations	—	5	—	(128)
Net income	$202	$178	$716	$360

Income (loss) per share - basic:
Continuing operations	$0.35	$0.29	$1.23	$0.83
Discontinued operations	$—	$0.01	$—	$(0.22)
Net income per share - basic	$0.35	$0.30	$1.23	$0.61

Income (loss) per share - diluted:
Continuing operations	$0.34	$0.29	$1.21	$0.81
Discontinued operations	$—	$0.01	$—	$(0.21)
Net income per share - diluted	$0.34	$0.30	$1.21	$0.60

Weighted-average shares outstanding:
Basic	582	593	581	591
Diluted	591	597	591	604

NORTONLIFELOCK INC.
Condensed Consolidated Statements of Cash Flows
(Unaudited, in millions)

	Three Months Ended		Nine Months Ended
	December 31, 2021	January 1, 2021	December 31, 2021	January 1, 2021
OPERATING ACTIVITIES:
Net income	$202	$178	$716	$360
Adjustments:
Amortization and depreciation	37	28	108	113
Impairments and write-offs of current and long-lived assets	5	—	8	88
Stock-based compensation expense	18	21	51	66
Deferred income taxes	(29)	17	(16)	47
Loss (gain) on extinguishment of debt	—	—	5	(20)
Gain on sale of property	—	—	(175)	(35)
Non-cash operating lease expense	5	6	16	17
Other	3	16	8	54
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable, net	(7)	(12)	2	1
Accounts payable	2	1	29	(23)
Accrued compensation and benefits	9	11	(27)	(25)
Contract liabilities	48	46	1	21
Income taxes payable	30	(49)	(67)	(348)
Other assets	34	15	29	36
Other liabilities	(27)	15	(40)	(2)
Net cash provided by (used in) operating activities	330	293	648	350
INVESTING ACTIVITIES:
Purchases of property and equipment	(2)	(2)	(4)	(5)
Payments for acquisitions, net of cash acquired	1	—	(39)	—
Proceeds from the maturities and sales of short-term investments	5	13	9	60
Proceeds from the sale of property	—	—	355	118
Other	(1)	(4)	(5)	(9)
Net cash provided by (used in) investing activities	3	7	316	164
FINANCING ACTIVITIES:
Repayments of debt and related equity component	(9)	—	(391)	(1,929)
Proceeds from issuance of debt, net of issuance costs	—	—	512	750
Net proceeds from sales of common stock under employee stock incentive plans	—	6	8	16
Tax payments related to restricted stock units	(1)	(27)	(15)	(57)
Dividends and dividend equivalents paid	(73)	(113)	(230)	(300)
Repurchases of common stock	—	(133)	—	(138)
Net cash provided by (used in) financing activities	(83)	(267)	(116)	(1,658)
Effect of exchange rate fluctuations on cash and cash equivalents	(5)	4	(10)	13
Change in cash and cash equivalents	245	37	838	(1,131)
Beginning cash and cash equivalents	1,526	1,009	933	2,177
Ending cash and cash equivalents	$1,771	$1,046	$1,771	$1,046

NORTONLIFELOCK INC.
Reconciliation of Selected GAAP Measures to Non-GAAP Measures (1) (2)
(Unaudited, in millions, except per share amounts)

	Three Months Ended
	December 31, 2021	January 1, 2021
Operating income	$302	$280
Contract liabilities fair value adjustment	2	—
Stock-based compensation	18	21
Amortization of intangible assets	32	24
Restructuring and other costs	12	1
Acquisition and integration costs	7	1
Other	(1)	(1)
Operating income (Non-GAAP)	$372	$326

Operating margin	43.0%	43.8%
Operating margin (Non-GAAP)	52.8%	51.0%

Net income	$202	$178
Adjustments to income from continuing operations:
Contract liabilities fair value adjustment	2	—
Stock-based compensation	18	21
Amortization of intangible assets	32	24
Restructuring and other costs	12	1
Acquisition and integration costs	7	1
Other	8	(1)
Non-cash interest expense	2	2
Total adjustments to GAAP income from continuing operations before income taxes	81	48
Adjustment to GAAP provision for income taxes	(23)	8
Total adjustment to continuing operations, net of taxes	58	56
Discontinued operations	—	(5)
Net income (Non-GAAP)	$260	$229

Diluted net income per share	$0.34	$0.30
Adjustments to diluted net income per share:
Contract liabilities fair value adjustment	0.00	—
Stock-based compensation	0.03	0.04
Amortization of intangible assets	0.05	0.04
Restructuring and other costs	0.02	0.00
Acquisition and integration costs	0.01	—
Other	0.01	(0.00)
Non-cash interest expense	0.00	0.00
Total adjustments to GAAP income from continuing operations before income taxes	0.14	0.08
Adjustment to GAAP provision for income taxes	(0.04)	0.01
Total adjustment to continuing operations, net of taxes	0.10	0.09
Discontinued operations	—	(0.01)
Diluted net income per share (Non-GAAP)	$0.44	$0.38

Diluted weighted-average shares outstanding	591	597
Diluted weighted-average shares outstanding (Non-GAAP)	591	597

(1) This presentation includes non-GAAP measures. Non-GAAP financial measures are supplemental and should not be considered a substitute for financial information presented in accordance with GAAP. For a detailed explanation of these non-GAAP measures, see Appendix A.
(2) Amounts may not add due to rounding.

NORTONLIFELOCK INC.
Revenues and Consumer Cyber Safety Metrics
(Unaudited, in millions, except per user data)

Revenues (Non-GAAP)
	Three Months Ended
	December 31, 2021	January 1, 2021	Variance in %
Revenues	$702	$639	10%
Contract liabilities fair value adjustment (1)	2	—
Revenues (Non-GAAP)	704	639	10%
Exclude foreign exchange impact (2)	11	—
Constant currency adjusted revenues (Non-GAAP)	$715	$639	12%

Consumer Cyber Safety Metrics
	Three Months Ended
	December 31, 2021	April 2, 2021	January 1, 2021
Direct customer revenues	$622	$602	$569
Partner revenues	$82	$75	$70
Average direct customer count	23.4	22.8	20.8
Direct customer count (at quarter end)	23.4	23.0	21.0
Direct average revenue per user (ARPU)	$8.87	$8.80	$9.10

(1) Contract liabilities fair value adjustment represents the quarterly Avira deferred revenue haircut amortization recognized during the quarter.
(2) Calculated using year ago foreign exchange rates.

NORTONLIFELOCK INC.
Appendix A
Explanation of Non-GAAP Measures and Other Items
Objective of non-GAAP measures: We believe our presentation of non-GAAP financial measures, when taken together with corresponding GAAP financial measures, provides meaningful supplemental information regarding the Company’s operating performance for the reasons discussed below. Our management team uses these non-GAAP financial measures in assessing NortonLifeLock’s performance, as well as in planning and forecasting future periods. Due to the importance of these measures in managing the business, we use non-GAAP measures in the evaluation of management’s compensation. These non-GAAP financial measures are not computed according to GAAP and the methods we use to compute them may differ from the methods used by other companies. Non-GAAP financial measures are supplemental and should not be considered a substitute for financial information presented in accordance with GAAP and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP.
Contract liabilities adjustment: Our non-GAAP net revenues eliminate the impact of contract liabilities purchase accounting adjustments required by GAAP. GAAP requires an adjustment to the liability for acquired contract liabilities such that the liability approximates how much we, the acquirer, would have to pay a third party to assume the liability. We believe that eliminating the impact of this adjustment improves the comparability of revenues between periods. Also, although the adjustment amounts will never be recognized in our GAAP financial statements, we do not expect the acquisitions to affect the future renewal rates of revenues excluded by the adjustments. In addition, our management uses non-GAAP net revenues, adjusted for the impact of purchase accounting adjustments to assess our operating performance and overall revenue trends. Nevertheless, non-GAAP net revenues has limitations as an analytical tool and should not be considered in isolation or as a substitute for GAAP net revenues. We believe these adjustments are useful to investors as an additional means to reflect revenue trends of our business. However, other companies in our industry may not calculate these measures in the same manner which may limit their usefulness for comparative purposes.
Stock-based compensation: This consists of expenses for employee restricted stock units, performance-based awards, bonus share programs, stock options and our employee stock purchase plan, determined in accordance with GAAP. We evaluate our performance both with and without these measures because stock-based compensation is a non-cash expense and can vary significantly over time based on the timing, size, nature and design of the awards granted, and is influenced in part by certain factors that are generally beyond our control, such as the volatility of the market value of our common stock. In addition, for comparability purposes, we believe it is useful to provide a non-GAAP financial measure that excludes stock-based compensation to facilitate the comparison of our results to those of other companies in our industry.
Amortization of intangible assets: Amortization of intangible assets consists of amortization of acquisition-related intangibles assets such as developed technology, customer relationships and trade names acquired in connection with business combinations. We record charges relating to the amortization of these intangibles within both cost of revenues and operating expenses in our GAAP financial statements. Under purchase accounting, we are required to allocate a portion of the purchase price to intangible assets acquired and amortize this amount over the estimated useful lives of the acquired intangible assets. However, the purchase price allocated to these assets is not necessarily reflective of the cost we would incur to internally develop the intangible asset. Further, amortization charges for our acquired intangible assets are inconsistent in size and are significantly impacted by the timing and valuation of our acquisitions. We eliminate these charges from our non-GAAP operating results to facilitate an evaluation of our current operating performance and provide better comparability to our past operating performance.
Restructuring and other costs: Restructuring charges are costs associated with a formal restructuring plan and are primarily related to employee severance and benefit arrangements, contract termination costs, and assets write-offs, as well as other exit and disposal costs. Included in other exit and disposal costs are advisory fees incurred in connection with restructuring events and facilities exit costs. Separation costs primarily consist of consulting costs incurred in connection with the divestiture of our Enterprise Security business (the Broadcom sale). We exclude restructuring and other costs from our non-GAAP results as we believe that these costs are incremental to core activities that arise in the ordinary course of our business and do not reflect our current operating performance, and that excluding these charges facilitates a more meaningful evaluation of our current operating performance and comparisons to our past operating performance.
Acquisition-related costs: These represent the transaction and business integration costs related to significant acquisitions that are charged to operating expense in our GAAP financial statements. These costs include incremental expenses incurred to affect these business combinations such as advisory, legal, accounting, valuation, and other professional or consulting fees. We exclude these costs from our non-GAAP results as they have no direct correlation to the operation of our business, and because we believe that the non-GAAP financial measures excluding these costs provide meaningful supplemental information regarding the spending trends of our business. In addition, these costs vary, depending on the size and complexity of the acquisitions, and are not indicative of costs of future acquisitions.
Litigation settlement: We may periodically incur charges or benefits related to litigation settlements.  We exclude these charges and benefits when associated with a significant settlement because we do not believe they are reflective of ongoing business and operating results.
Non-cash interest expense and amortization of debt issuance costs: In accordance with GAAP, we separately account for the value of the conversion feature on our convertible notes as a debt discount that reflects our assumed non-convertible debt borrowing rates. We amortize the discount and debt issuance costs over the term of the related debt. We exclude the difference between the imputed interest expense, which includes the amortization of the conversion feature and of the issuance costs, and the coupon interest payments because we believe that excluding these costs provides meaningful supplemental information regarding the cash cost of our convertible debt and enhance investors’ ability to view the Company’s results from management’s perspective.

Gain (loss) on extinguishment of debt: We record gains or losses on extinguishment of debt. Gains or losses represent the difference between the fair value of the exchange consideration and the carrying value of the liability component of the debt at the date of extinguishment. We exclude the gain or loss on debt extinguishment in our non-GAAP results because they are not reflective of our ongoing business.
Gain (loss) on equity investments: We record gains or losses, unrealized and realized, on equity investments in privately-held companies. We exclude the net gains or losses because we do not believe they are reflective of our ongoing business.
Gain (loss) on sale of property: We periodically recognize gains or losses from the disposition of land and buildings. We exclude such gains or losses because they are not reflective of our ongoing business and operating results.
Income tax effects and adjustments: We use a non-GAAP tax rate that excludes (1) the discrete impacts of changes in tax legislation, (2) most other significant discrete items, (3) unrealized gains or losses from remeasurement of a foreign currency denominated deferred tax asset with no cash tax impact and (4) the income tax effects of the non-GAAP adjustment to our operating results described above. We believe making these adjustments facilitates a better evaluation of our current operating performance and comparisons to past operating results. Our tax rate is subject to change for a variety of reasons, such as significant changes in the geographic earnings mix due to acquisition and divestiture activities or fundamental tax law changes in major jurisdictions where we operate.
Discontinued operations: On November 4, 2019, we completed the Broadcom sale. Certain costs associated with this divestiture are presented as discontinued operations in our statements of operations and thus have been excluded from non-GAAP net income for all reported periods.
Diluted GAAP and non-GAAP weighted-average shares outstanding: Diluted GAAP and non-GAAP weighted-average shares outstanding are the same, except in periods that there is a GAAP loss from continuing operations. In accordance with GAAP, we do not present dilution for GAAP in periods in which there is a loss from continuing operations. However, if there is non-GAAP net income, we present dilution for non-GAAP weighted-average shares outstanding in an amount equal to the dilution that would have been presented had there been GAAP income from continuing operations for the period.
Bookings: Bookings are defined as customer orders received that are expected to generate net revenues in the future. We present the operational metric of bookings because it reflects customers' demand for our products and services and to assist readers in analyzing our performance in future periods.
Free cash flow: Free cash flow is defined as cash flows from operating activities less purchases of property and equipment. Free cash flow is not a measure of financial condition under GAAP and does not reflect our future contractual commitments and the total increase or decrease of our cash balance for a given period, and thus should not be considered as an alternative to cash flows from operating activities or as a measure of liquidity.
Non-GAAP constant currency adjusted revenues: Non-GAAP constant currency adjusted revenues are defined as revenues adjusted for the fair value of acquired contract liabilities and foreign exchange impact, calculated by translating current period revenue using the year ago currency conversion rate.
Revenues (Non-GAAP): Revenues (Non-GAAP) excludes the quarterly Avira deferred revenue haircut amortization recognized during the quarter. We are presenting revenues (Non-GAAP) to provide readers with a better understanding of the impact from the Avira deferred revenue haircut on our historical results and to assist readers in analyzing results in future periods.
Direct customer count: Direct customers are defined as active paid users of our consumer solutions who have a direct billing relationship with us at the end of the reported period. We exclude users on free trials and users who have indirectly purchased our product or services through partners unless such users convert or renew their subscription directly with us, or sign up for a paid membership through our web store. Average direct customer count presents the average of the total number of direct customers at the beginning and end of the fiscal quarter.
Direct average revenues per user (ARPU): ARPU is calculated as estimated direct customer revenues for the period divided by the average direct customer count for the same period, expressed as a monthly figure. We monitor ARPU because it helps us understand the rate at which we are monetizing our consumer customer base.